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                                                                    EXHIBIT 23.1

                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

To the Board of Directors of Corio, Inc.:

We consent to the incorporation herein by reference in this Registration Statement on Form S-8 relating to the 2001 Nonstatutory Stock Plan of Corio, Inc. of our report dated January 29, 2001, relating to the balance sheets of Corio, Inc. as of December 31, 1999 and 2000, and the related statements of operations, stockholders' equity (deficit), and cash flows for the period from September 1, 1998 through December 31, 1998 and for the years ended December 31, 1999 and 2000, and the accompanying statements of operations, stockholders' equity (deficit) and cash flows for the period from October 1, 1997 to September 4, 1998 of Data Systems Connectors, Inc., which was incorporated by reference in the December 31, 2000 Annual Report on Form 10-K of Corio, Inc.



Mountain View, California
June 15, 2001

                                                   /S/ KPMG LLP
                                                   ____________________________
                                                   KPMG LLP